PURCHASE AND SALE AGREEMENT

by and between

SOLITARIO ZINC CORP.,

a Colorado corporation,

as Seller,

and

SILVERSTREAM SEZC,

a Cayman Island Company,

as Purchaser

dated

January 8, 2019

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List of Exhibits to Purchase and Sale Agreement

Exhibit A – Properties included in Brazil Royalty

Exhibit B – Properties included in Mexico Royalty

Exhibit C – Properties included in Montana Royalties

Exhibit D – Form of Convertible Note

Exhibit E – Escrow Agreement

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of this 8th day of January, 2019 (the “Effective Date”), between SilverStream SEZC (“Purchaser”) and Solitario Zinc Corp. (“Seller”).

RECITALS

Royalty Agreement – Brazil

WHEREAS, Seller is party to a certain Royalty Agreement dated April 15, 2015 (the “Brazil Royalty Agreement”), by and among Seller (previously known as Solitario Exploration & Royalty Corp.), Mineracao Solitario do Brasil LTDA., a Brazilian limited liability company which at that time was wholly owned by Seller (“Solitario Brasil”), Pedra Branca do Brasil Mineracao S.A., a closely-held Brazilian corporation (“Pedra”) and Garrison Capital Partners, a United Arab Emirates corporation (“Garrison”).

WHEREAS, pursuant to the Brazil Royalty Agreement, Pedra is required to pay (and Garrison is required to cause Pedra to pay) to Seller a production equal to 1% of the Net Smelter Returns (as defined in the Brazil Royalty Agreement) from certain properties in Brazil as set forth on Exhibit A (the “Brazil Royalty”).

WHEREAS, subsequent to the Brazil Royalty Agreement, Pedra and Solitario Brasil merged into one company, whereby Pedra remained obligated to perform under the Brazil Royalty Agreement, including continuing to make royalty payments to Seller.

WHEREAS, pursuant to that certain Deed of Novation of a Royalty Agreement among Pedra, Seller, Garrison and Jangada Mines PLC (“Jangada”), Jangada acquired all of Garrison’s rights and obligations under the Brazil Royalty Agreement.

WHEREAS, pursuant to Section 2.2 of the Brazil Royalty Agreement, Seller may assign its rights and interests under the Brazil Royalty Agreement to any party so long as Seller provides written notice to Pedra.

Royalty Agreement – Mexico

WHEREAS, Seller is party to a certain Shares Sales Agreement dated December 15, 2016 (the “Mexico Royalty Agreement”), by and between the Seller and Luis Antonio Martinez Macias (“Martinez Macias”), an individual, whereby Martinez Macias is required to pay a 1% Net Smelter Return (as defined in the Mexico Royalty Agreement) royalty to Seller from certain properties in Mexico (the “Mexico Royalty”) as set forth on Exhibit B.

WHEREAS, pursuant to paragraph 8 of the Mexico Royalty Agreement, Seller may assign its rights and interests under the Mexico Royalty so long as it notifies Martinez Macias of the assignment.

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Royalty Agreement – Montana

WHEREAS, Seller is party to an Asset Purchase Agreement, dated June 1, 2016 (the “Montana Royalty Agreement”), by and between Seller and Canyon Resources Corporation, (“Canyon”), whereby Seller, pursuant to (a) that Royalty Deed dated June 1, 2016, between Canyon and Seller, covering the properties described in Part 1 of Exhibit C, (b) that Royalty Deed dated June 1, 2016, between Canyon and Seller, covering the properties described in Part 2 of Exhibit C, (c) that Royalty Deed dated June 1, 2016, between Canyon and Seller, covering the properties described in Part 3 of Exhibit C, and (d) that Royalty Deed dated June 1, 2016, between Canyon and Seller, covering the properties described in Part 4 of Exhibit D, which was recorded in the official records of Sanders County, Montana on June 2, 2016, Recording No. 303060, Book 1, Page 5820 (collectively, the “Royalty Deeds”), acquired a 1.5% Net Smelter Return (as defined in the Royalty Deeds) royalty interest on certain properties in Montana, United States (the “Montana Royalties”) as set forth on Exhibit C.

Purchase and Sale of Royalties

WHEREAS, Seller desires to sell and Purchaser desires to purchase all of Seller’s right, title and interest in and to the Brazil Royalty and the Mexico Royalty (collectively, the “Royalties”).

WHEREAS, Seller also desires to grant Purchaser an exclusive right and option to purchase all of Seller’s right, title and interest in and to the Montana Royalties (the “Option”).

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1 - PURCHASE AND SALE OF ROYALTIES AND GRANT OF OPTION

1.1.            Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, as of the Closing Date (as defined in Article 5): (i) the Seller agrees to assign and transfer to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Royalties and all of the Seller’s right, title and interest therein; and (ii) the Seller agrees to grant the Option to Purchaser.

1.2.            Purchase Price. The purchase price for the Royalties and Option grant payable by the Purchaser to the Seller shall be Cdn$600,000 (the “Purchase Price”) with Cdn$250,000 to be paid in cash (the “Cash Consideration”) and the remaining Cdn$350,000 to be paid by Purchaser in the form of a Convertible Promissory Note in the form attached hereto as Exhibit D (the “Note”).

1.3.            Payment of the Purchase Price. The Purchase Price shall be paid and satisfied by the Purchaser as follows:

(a)               Cash Consideration. The Cash Consideration shall be paid by the wire transfer of immediately available funds to Burns, Figa & Will P.C. (the “Escrow Agent”), at Closing, to be held in escrow, as further described in Section 5.2 of this Agreement; and

(b)               Note. The Note, executed by Purchaser and issued in favor of the Seller, shall be delivered to Escrow Agent at Closing, to be held in escrow as further described in Section 5.2 of this Agreement.

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1.4.            Grant of the Option. In consideration of Cdn$100 (to be allocated from the Cash Consideration), on the Closing Date the Seller grants Purchaser the sole and exclusive right and option to acquire the Montana Royalties, exercisable for a period of four (4) years from the Closing Date (the “Option Termination Date”). To exercise the Option, Purchaser shall notify Seller at any time prior to the Option Termination Date and pay to Seller the exercise price of Cdn$100 as full consideration for the purchase of the Montana Royalties. If Purchaser does not timely provide notice of its exercise of the Option to Seller, the Option shall automatically expire on the Option Termination Date. Upon timely exercise of the Option, the Seller shall deliver royalty deeds conveying the Montana Royalties to the Purchaser, free and clear of all liens and encumbrances of any kind, in substantially the same form as the Royalty Deeds, and Seller shall execute a certificate confirming that: (i) the representations and warranties of Seller in Section 2.1 hereof are accurate as of the exercise date with respect to the Montana Royalties; and (ii) agreeing to take such further actions as reasonably necessary to transfer the Montana Royalties to Purchaser.

ARTICLE 2 - REPRESENTATIONS WARRANTIES AND ACKNOWLEDGEMENTS

2.1.            Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser as follows, and acknowledges that the Purchaser will rely on such representations and warranties in entering into this Agreement, and in concluding the purchase and sale contemplated by this Agreement.

(a)               Organization and Power. Seller is a duly incorporated, organized and validly existing corporation under the laws of its jurisdiction of incorporation and has the corporate power to own its interest in the Royalties and the Montana Royalties and to carry out its obligations under this Agreement.

(b)               Due Authorization. The execution and delivery of this Agreement and the other documents to be executed and delivered by the Seller hereunder and the carrying out of the transactions contemplated hereby on the part of the Seller have been duly authorized by all necessary corporate action on the part of the Seller.

(c)               Validity of Agreement. This Agreement and all other agreements and all assignments and transfers to be executed and delivered by the Seller hereunder at the Closing constitute valid, binding and enforceable obligations of the Seller, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws (as defined below) relating to creditors’ rights and general principles of equity.

(d)               No Conflicts or Violations. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will be in violation of any judgment, order, permit, writ, injunction or decree of any court, commission, bureau or agency to which Seller or Seller’s interest in the Royalties or the Montana Royalties, or both, are subject to or by which Seller is bound, or constitute a breach or default under any agreement or other obligation in which Seller is a party or by which Seller or the Seller’s interest in the Royalties or the Montana Royalties, or both, are bound.

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(e)               Royalties Free and Clear. The Seller holds the Royalties free and clear of all liens, claims and encumbrances. The Seller has not previously:

(i)                 assigned the Royalties or any of its rights with respect thereto;

(ii)              granted or created any liens, charges or encumbrances on or in respect of the Royalties; or

(iii)            granted any options to purchase or rights of first refusal with respect to the Royalties.

(f)                Montana Royalties Free and Clear. The Seller holds the Montana Royalties free and clear of all liens, claim and encumbrances. The Seller has not previously:

(i)                 assigned any portion of the Montana Royalties or any of its rights with respect thereto;

(ii)              granted or created any liens, charges or encumbrances on or in respect of any portion of the Montana Royalties; or

(iii)            granted any options to purchase or rights of first refusal with respect to any portion of the Montana Royalties.

(g)               Royalty Documents. The following documents have been provided by Seller to Purchaser and are true, correct, accurate, and complete copies of the documents they purport to be: Brazil Royalty Agreement, Mexico Royalty Agreement, Montana Royalty Agreement, and the Royalty Deeds.

(h)               Compliance with Laws. The Seller has not received from any federal, state, provincial, regional, municipal or local government of the United States, Brazil, or Mexico or any subdivision thereof including an entity, person, court or other body or organization exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to any such government or subdivision (“Governmental Authority”), written notice of any pending or threatened investigation or inquiry relating to any actual or alleged violation by Seller of any applicable statutes, ordinances, regulations, rules and ordinances (collectively, “Laws”), including all laws relating to the environment or the protection of the environment (“Environmental Laws”), with respect to or affecting the properties encumbered by the Royalties or the Montana Royalties.

(i)                 Broker’s Fees. Seller has no liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Purchaser could become liable or obligated.

(j)                 Litigation. There is no action, suit, prosecution or other similar proceeding of a material nature, or which process initiating the same, that has been served on the Seller or to Seller’s knowledge threatened against the Seller and affecting any of the Seller’s interest in the Royalties or the Montana Royalties at law or in equity or before or by any Governmental Authority.

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(k)               Information and Data. The Seller has provided the Purchaser with access to or copies of all correspondence, notes, written information, data, and other documents in its possession or control relating to the Royalties and the Montana Royalties. Except as specifically set forth in this Section 2.1, Seller makes no representation or warranty as to the accuracy, reliability or completeness of any such data or information, and Purchaser shall rely on the same at its sole risk.

(l)                 Limitations. Except as specifically set forth in this Section 2.1, Seller makes no representation or warranty concerning the Royalties or the Montana Royalties.

2.2.            Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller as follows, and acknowledges that the Seller will rely on such representations and warranties in entering into this Agreement, and in concluding the purchase and sale contemplated:

(a)               Organization and Power. The Purchaser is a duly formed and validly existing company in good standing under the laws of its jurisdiction of formation and has the power to enter into this Agreement and to carry out its obligations under this Agreement.

(b)               Due Authorization. The execution and delivery of this Agreement and the other documents to be executed and delivered by the Purchaser hereunder and the carrying out of the transactions contemplated hereby on the part of the Purchaser have been duly authorized by all necessary company action on the part of the Purchaser.

(c)               Validity of Agreement. This Agreement and all other agreements to be executed and delivered by the Purchaser hereunder at the Closing constitute valid, binding and enforceable obligations of the Purchaser, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

(d)               No Conflicts or Violations. Neither the execution of this Agreement nor the consummation of the transaction contemplated hereby will be in violation of any judgment, order, permit, writ, injunction or decree of any court, commission, bureau or agency to which Purchaser is subject to or by which Purchaser is bound, or constitute a breach or default under any agreement or other obligation in which Purchaser is a party or by which Purchaser is bound.

(e)               Broker’s Fees. The Purchaser has no liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

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(f)                Due Diligence. Purchaser has had (or will have had by the Closing Date, as defined below) the opportunity to conduct all due diligence investigations of the Royalties, the Montana Royalties and the properties burdened by those royalties (collectively, the “Property Rights”) Purchaser has deemed advisable. Purchaser has relied upon its investigation, study and knowledge of the Property Rights, and not upon any representation or warranty of Seller concerning the Property Rights (other than those specifically set forth in Section 2.1), in making the decision to enter into this Agreement. Purchaser has not relied upon any estimates or forecasts by Seller concerning the potential payment or amount of any production royalties, the likelihood of mineral production at any of the properties burdened by the Royalties or the Montana Royalties, any mineral reserves or resources on or within those properties, or concerning the nature, quantity or quality or costs of mining thereof, or upon any estimates of Seller regarding the cost of remediation, reclamation or closure associated with any of those properties.

ARTICLE 3 - PRE-CLOSING COVENANTS

3.1.            Actions. Subject to the terms and conditions of this Agreement, each of the parties will use its good faith efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to be ready to comply with the requirements of Article 4 of this Agreement at the Closing, including without limitation, making such filings or registrations with Governmental Authorities as may on its part be required.

3.2.            Consents and Approvals. Each party shall use its reasonable commercial efforts to obtain at its own expense as soon as reasonably possible after the date of this Agreement, and in any event on or before the Closing as required by this Agreement, any and all consents or approvals, without any material conditions or restrictions and in form and substance satisfactory to the other party acting reasonably, to this Agreement and to the transactions contemplated hereby that are required to be obtained from any Governmental Authorities or third parties and that are necessary to the completion of the transactions contemplated hereby and required on or before Closing as set forth herein in respect of the Royalties and the Option.

3.3.            Due Diligence. Following the execution of this Agreement, until the Closing Date (and in the case of the Montana Royalties, through the earlier of the Option exercise or the Option Termination Date) or earlier termination of this Agreement, the Purchaser shall have the exclusive right to conduct reasonable due diligence in respect of the ownership, terms and conditions, validity, and good standing of the Royalties and Montana Royalties, including without limitation, but subject to the provisions of Section 4.5, through inquiries made of Governmental Authorities and the Seller and its affiliates.

ARTICLE 4 - CONDITIONS TO CLOSING

4.1.            Mutual Conditions. The obligations of the Seller to complete the sale of the Royalties and grant of the Option as contemplated by this Agreement and the corresponding obligations of the Purchaser to complete the purchase of the Royalties are subject to fulfillment of the following conditions:

(a)               No Order or Proceedings. No injunction or restraining order of any Governmental Authority of competent jurisdiction shall be in effect which prohibits the transactions contemplated by this Agreement in respect of the Royalties, the Option, or both, and no action or proceeding shall have been instituted and remain pending before any such court or other Governmental Authority to restrain or prohibit any of the transactions contemplated hereby in respect of the Royalties, the Montana Royalties, or both.

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(b)               Approvals and Consents. All consents, approvals, orders and authorizations of any person or Governmental Authority (or registrations, declarations, filings or recordings with any such Governmental Authority) or stock exchange or securities commission required in connection with the completion of any of the transactions contemplated by this Agreement in respect of the Royalties, the Option, or both; the execution of this Agreement; the Closing, or the performance of any of the terms and conditions hereof, shall have been obtained without any material conditions or restrictions and in form and substance satisfactory to both the Purchaser and Seller, acting reasonably, on or before the Closing Date.

The foregoing conditions are inserted for the mutual benefit of the Seller and the Purchaser and may be waived in whole or in part only if jointly waived by the Seller and the Purchaser.

4.2.            Purchaser’s Conditions. The obligation of the Purchaser to complete the purchase of the Royalties is subject to fulfillment of the following conditions:

(a)               Due Diligence. The completion of due diligence to the Purchaser’s reasonable satisfaction with respect to the ownership, terms and conditions, validity, and good standing of the Royalties, the Montana Royalties and the Property Rights.

(b)               Representations and Warranties. The representations and warranties of the Seller made in the Agreement shall be true and correct in all material respects as if made at and as of the Closing Date.

(c)               Performance of Covenants. All covenants to be performed by the Seller on or before the Closing Date pursuant to this Agreement shall have been performed in all material respects.

The conditions in Section 4.2 are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in whole or in part by Notice to the Seller from the Purchaser.

4.3.            Seller’s Conditions. The obligations of the Seller to complete the sale of the Royalties and granting of the Option are subject to fulfillment of the following conditions:

(a)               Representations and Warranties. The representations and warranties of the Purchaser made in this Agreement shall be true and correct in all material respects as if made on and as of the Closing Date.

(b)               Performance of Covenants. All covenants to be performed by the Purchaser hereunder on or before the Closing Date pursuant to this Agreement shall have been performed in all materials respects.

The conditions in Section 4.3 are for the exclusive benefit of the Seller and may be waived by the Seller in whole or in part by Notice to the Purchaser from the Seller.

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4.4.            Termination. This Agreement shall be subject to termination as follows:

(a)               by the Seller by Notice to the Purchaser on or before the Closing Date if any one or more of the conditions set forth in Sections 4.1 or 4.3 has become incapable of fulfillment or has not been fulfilled on the Closing Date and has not been waived by the Seller; or

(b)               by the Purchaser by Notice to the Seller on or before the Closing Date if any one or more of the conditions set forth in Sections 4.1 or 4.2 has become incapable of fulfillment or has not been fulfilled on the Closing Date, respectively, and has not been waived by the Purchaser.

Any such termination shall be without prejudice to any right or remedy of either party with respect to a breach of the Agreement by the other party.

4.5.            Confidentiality. The parties agree to hold in confidence all information obtained in confidence in respect of the Royalties, the Montana Royalties and the Option, or otherwise obtained in connection with this Agreement, other than (a) in circumstances where a party has an obligation to disclose such information in accordance with applicable securities laws or stock exchange rules, or (b) in the course of taking any actions required under Section 5.4. Subject to the foregoing requirement, neither party shall make or issue a press release or other public statement regarding this Agreement, the Royalties or the Montana Royalties, or the activities of the parties with respect thereto, without having given the other party two (2) business days’ prior written notice of the text of the proposed release or statement, and the opportunity to comment on the same. If the other party from whom such comment is requested has not provided any comments within two (2) business days of receiving such request, such other party shall be deemed to have waived its right to review the press release or public statement forming the subject matter of such request.

ARTICLE 5 - CLOSING & ESCROW

5.1.            Time and Place of Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at Purchaser’s principal place of business at Strathvale House 90 N. Church Street, Grand Cayman KY1 1003, by a method mutually agreed upon by the Purchaser and the Seller, on or before January 11, 2019, or such other date as the parties may mutually agree (the “Closing Date”).

5.2.            Escrow. On the Closing Date, in addition to the items specified below, Purchaser shall deliver the Cash Consideration by wire transfer of immediately available funds and the original executed Note to the Escrow Agent to be held until such time as the Purchaser and the Seller deliver joint written release instructions to the Escrow Agent (the “Release Date”) pursuant to the terms and conditions of the Escrow Agreement, attached hereto as Exhibit E.

5.3.            Documents to be Delivered by the Seller at Closing. At the Closing, the Seller shall deliver or cause to be delivered to the Escrow Agent:

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(a)               all deeds of conveyance, bills of sale, transfer and assignments, in form and content satisfactory to the Purchaser’s counsel, acting reasonably, appropriate to vest in the Purchaser all of the Seller’s rights to the Royalties, free and clear of all liens, claims and encumbrances in registrable form (if applicable) in all places where registration of such instruments is required;

(b)               certified copies of those resolutions of the directors and, if required, shareholders of the Seller required to be passed to authorize the execution, delivery and implementation of this Agreement and of all documents to be delivered by the Seller under this Agreement and the completion of the transactions contemplated hereby (drafts of which will be provided to Purchaser for review prior to the Closing Date);

(c)               a certificate of an officer of Seller as to the accuracy as of the Closing Date of Seller’s representations and warranties and the performance of its covenants under this Agreement to be performed at or before the Closing (a draft of which will be provided to Purchaser for review prior to the Closing Date); and

(d)               a countersigned copy of the Escrow Agreement.

5.4.            Documents to be Delivered by Seller on or before the Release Date. On or before the Release Date Seller shall deliver or cause to be delivered to the Escrow Agent:

(a)               a signed acknowledgement (in form reasonably satisfactory to Purchaser’s counsel) from Jangada that it is aware of the transaction contemplated herein and that upon written notice of the Release Date it will be obligated to pay the Brazil Royalty as it comes due to Purchaser;

(b)               a signed acknowledgement (in form reasonably satisfactory to Purchaser’s counsel) from Martinez Macias that he is aware of the transaction contemplated herein and that upon written notice of the Release Date he will be obligated to pay the Mexico Royalty as it comes due to Purchaser;

(c)               an acknowledgement, protocol, receipt or certification (in form reasonably satisfactory to Purchaser’s counsel) from either Jangada or Solitario, certifying that it has filed a copy of the Brazil Royalty Agreement before the DNPM/ANM branch of the State of Ceara on each of the dockets related to the mining rights subject to the Brazil Royalty Agreement;

(d)               with respect to Registration related to the Brazil Royalty Agreement, Seller shall cause the Brazil Royalty Agreement to be translated by a certified sworn translator and registered before the competent registry of deeds and documents having jurisdiction over the head offices of Pedra. Further, Seller shall deliver a written confirmation of such translation and registration to Purchaser (in form reasonably satisfactory to Purchaser’s Counsel) on or before the Release Date.

5.5.            Documents to be Delivered by the Purchaser at Closing. At the Closing the Purchaser shall deliver or cause to be delivered to the Escrow Agent:

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(a)               certified copies of those resolutions of the directors and, if required, shareholders of the Purchaser required to be passed to authorize the execution, delivery and implementation of this Agreement and of all documents and payments to be delivered by the Purchaser under this Agreement and the completion of the transactions contemplated hereby (drafts of which will be provided to Seller for review prior to the Closing Date);

(b)               a certificate of an officer of the Purchaser as to the accuracy as of the Closing Date of the Purchaser’s representations and warranties and the performance of its covenants to be performed at or before the Closing (a draft of which will be provided to Seller for review prior to the Closing Date);

(c)               a countersigned copy of the Escrow Agreement;

(d)               the wire transfer of immediately available funds for the Cash Consideration; and

(e)               the original executed Note, as evidence of the Purchaser’s obligation to pay the balance of the Purchase Price.

5.6.            Joint Instructions to be Delivered by the Parties on the Release Date. Upon satisfaction and receipt of all items indicated in Sections 5.3, 5.4 and 5.5, the parties will execute and deliver the joint written instructions contemplated by the Escrow Agreement to the Escrow Agent to release the Cash Consideration and Note to the Seller.

ARTICLE 6 - TAX LIABILITIES / INDEMNIFICATION

6.1.            Payment of Taxes. Seller is responsible for the payment and full satisfaction of all taxes due or incurred on the Royalties before the Closing Date and Purchaser is responsible for all taxes incurred on the Royalties on or after the Closing Date.

6.2.            Indemnification by Purchaser. In accordance with the procedures in Section 6.4, the Purchaser shall defend and indemnify the Seller, and its respective directors, officers, employees, agents, and representatives against and agrees to hold the Seller and its respective directors, officers, employees, agents, and representatives harmless from, any and all damages, claims, losses (but excluding consequential or punitive damages or damages for lost profits), liabilities, fines, penalties and expenses (including reasonable attorneys’ fees) incurred or suffered by the Seller, or its respective directors, officers, employees, agents, and representatives or any of them arising out of:

(a)               any misrepresentation or breach of warranty by Purchaser of which Notice has been given under Section 6.4 before expiration of the representation or warranty as provided in Section 8.2; and

(b)               any covenant or agreement made or to be performed by the Purchaser pursuant to this Agreement.

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6.3.            Indemnification by Seller. In accordance with the procedures in Section 6.4, the Seller agrees to defend and indemnify the Purchaser and its directors, officers, employees, agents, and representatives against and agrees to hold the Purchaser and its directors, officers, employees, agents, and representatives harmless from any and all damages, claims, losses (but excluding consequential or punitive damages or damages for lost profits), liabilities, fines, penalties and expenses (including reasonable attorneys’ fees) incurred or suffered by the Purchaser or its directors, officers, employees, agents, and representatives arising out of:

(a)               any misrepresentation or breach of warranty by Seller of which Notice has been given under Section 6.4 before expiration of the representation or warranty as provided in Section 8.1; and

(b)               any covenant or agreement made or to be performed by the Seller pursuant to this Agreement.

6.4.            Claims of Indemnity. A party claiming for indemnity under this Article 6 (the “Indemnitee”) shall give prompt Notice of any claim, action, proceeding or circumstances that could reasonably give rise to such a claim to the party which has agreed to indemnify it (the “Indemnitor”). Inadvertent failure to give such prompt Notice will not preclude the Indemnitee from pursuing the claim unless and to the extent that the Indemnitor is materially prejudiced by such failure. The Indemnitor may, and will, if directed to do so by the Indemnitee, at its own expense and in the name of the Indemnitee or otherwise, dispute any claim made, or any matter on which a claim could be made, by a third party in respect of which a Notice has been given by the Indemnitee under this Section 6.4 and may retain legal counsel acceptable to the Indemnitee to have conduct any proceeding relating to such a claim. The Indemnitee may employ separate counsel with respect to any such claims brought by a third party and participate in the defense thereof, provided the fees and expenses of such counsel shall be the responsibility of the Indemnitee unless:

(a)               the Indemnitor fails to assume the defense of such claim on behalf of the Indemnitee within five days of receiving Notice of such claim; or

(b)               the employment of such counsel has been authorized by the Indemnitor;

in each of which cases the Indemnitor shall not have the right to assume the defense of such suit on behalf of the Indemnitee but shall be liable to pay the reasonable fees and expenses of counsel for the Indemnitee. For the purpose of confirming or disputing such a claim, the Indemnitee will provide full and complete disclosure to the Indemnitor and complete access to and right of inspection by the representatives of the Indemnitor of all documents and records in the possession or control of the Indemnitee relating to such claim. If any security is required to be provided for the purpose of defending or contesting any such claim, including, without limitation, any appeal of any judgment, the Indemnitor shall provide such security and all monies or property representing such security received by the Indemnitee as a result of a successful defense or contestation will be held in trust by the Indemnitee for the benefit of the Indemnitor and will be remitted to the Indemnitor on demand. Neither the Indemnitee nor the Indemnitor shall settle, compromise or pay any claim for which indemnity is sought hereunder except with the prior written consent of the other, such consent not to be unreasonably withheld, or in the case of the Indemnitee, unless the Indemnitor fails to dispute and defend such claim.

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6.5.            Cap on Damages. Under no circumstances shall the Purchaser or the Seller be liable under the provisions of Sections 6.2 and 6.3, respectively, for an aggregate amount of damages and expenses in excess of the Purchase Price.

ARTICLE 7 - POST-CLOSING & POST-RELEASE DATE MATTERS; COVENANTS

7.1.            Payments for Royalties. From and after the Closing, the Purchaser will be entitled to the full use and enjoyment of the Royalties, including without limitation all payments thereunder.

7.2.            Further Assurances. From and after the Closing, Seller will make any and all such filings or registrations with Governmental Authorities as may on its part be required, or reasonably requested by Purchaser even if not required, to complete the transfer of the Royalties to the Purchaser. If the Purchaser elects to exercise the Option, each of the parties will make any and all such filings or registrations as may on its part be required to complete the transfer of the Montana Royalties to the Purchaser, including all necessary or appropriate filings and registrations with Governmental Authorities. Additionally, from and after Closing, the Seller will cooperate with reasonable requests by Purchaser to: (i) provide access to further information in its possession, if any, regarding the Property Rights and (ii) facilitate communication or introductions between Purchaser and third parties that Purchaser may reasonably request relating to the Property Rights.

7.3.            Registration Cooperation Post-Release Date. If post-Release Date, with respect to the Brazil Royalty, the new mining agency (whether DNPM/ANM, or any other mining agency) issues any new ordinances, resolutions or rules pertaining to annotations or registrations of liens, contracts and encumbrances over mineral rights, Seller covenants, upon receipt of written request by Purchaser, to take (within 30 days of the request from Purchaser) any actions required of the Seller (or otherwise reasonably requested by the Purchaser) by any Governmental Authority to produce any annotations or registrations with the new mining agency.

7.4.            Taxes. Each of Seller and Purchaser shall pay all taxes owed by it in connection with conveyance of the Royalties and the Montana Royalties.

7.5.            Registration Obligations Post-Release Date. Following the Release Date, Seller shall cause the deed of assignment or similar conveyance document by which the Brazil Royalty was conveyed from Seller to Buyer (the “Brazil Royalty Conveyance”) to be translated by a certified sworn translator and registered before the competent registry of deeds and documents having jurisdiction over the head offices of Pedra. If the Brazil Royalty Conveyance is not so registered within 30 days following the Release Date, then the transactions contemplated under this Agreement shall be deemed rescinded, and the following provisions shall apply:

(a)               Seller shall return an amount equal to the Cash Consideration to Purchaser;

(b)               Seller shall return the original Note to Purchaser;

(c)               Seller and Purchaser shall execute such re-conveyance and re-assignment documents as are deemed necessary by their respective Brazilian and Mexican counsel to affect the re-conveyance and re-assignment of the Brazil Royalty and the Mexico Royalty from Purchaser to Seller, and shall record and register with the appropriate Governmental Authorities all documents required in connection therewith;

14

(d)               The Option shall terminate; and

(e)               Seller and Purchaser shall take all such actions and execute and deliver all such additional documents as may be reasonably required by their respective Brazilian, Mexican and U.S. counsel to rescind the transactions undertaken pursuant to this Agreement.

The provisions of the last sentence of Section 4.4, Section 4.5, Sections 6-2 – 6.5, Article 8, and Section 9.11 shall survive the termination of this Agreement pursuant to this Section 7.5; provided, however, that Seller’s inability to register the Brazil Royalty Conveyance as provided in this Section 7.5 after good faith efforts to do so shall not be deemed a breach by Seller under this Agreement.

ARTICLE 8 - SURVIVAL OF REPRESENTATIONS, WARRANTIES
AND COVENANTS

8.1.            Seller’s Representations, Warranties and Covenants. All representations and warranties made by Seller in this Agreement or under this Agreement, shall, unless otherwise expressly stated, survive the Closing and shall continue in full force and effect for the benefit of Purchaser for a period of three years after the Closing, provided, however, that the representations and warranties made in Sections 2.1(a) and (b) shall survive for the applicable statute of limitations period.

8.2.            Purchaser’s Representations, Warranties and Covenants. All representations and warranties made by Purchaser in this Agreement or under this Agreement, shall, unless otherwise expressly stated, survive the Closing and shall continue in full force and effect for the benefit of Seller for a period of three years after the Closing, provided, however, that the representations and warranties made in Sections 2.2(a) and (b) shall survive for the applicable statute of limitations period.

ARTICLE 9 - MISCELLANEOUS

9.1.            Expenses. The parties shall each bear all of their own costs and expenses, including consultants’ and attorneys’ fees, incurred in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby.

9.2.            Notices. All notices, requests, demands, claims, and other communications hereunder (“Notices”) must be in writing. Any party may send any Notice to the intended recipient at the address set forth below using certified mail, nationally recognized express courier, personal delivery or email, and any such Notice will be deemed to have been duly given (a) two Business Days after being deposited with a nationally recognized overnight courier and upon confirming delivery with such courier, and (b) when actually received by an individual at the intended recipient’s email address and acknowledged as received.

15

If to the Seller: Email: cherald@aol.com

Attn: Chris Herald

Solitario Zinc Corp.

4251 Kipling Street, Suite 390

Wheatridge, Colorado 80033

If to Purchaser: Email: kyle@silverstreamsecz.com

Attn: Kyle Floyd

SilverStream SECZ

Cayman Enterprise City, P.O. Box 10315 KY1-1003

Grand Cayman, Cayman Islands

Any party may change the address to which Notices are to be delivered by giving the other party Notice in the manner herein set forth.

9.3.            Entire Agreement. This Agreement, including the Exhibits hereto, constitute the entire agreement between the parties in relation to the transactions herein contemplated and, except as specifically set out herein, or in any documents delivered at Closing pursuant hereto, supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, among the parties with respect to the subject matter of this Agreement, including without limitation the letter of the Purchaser to the Seller dated August 24, 2018, and there are no collateral agreements other than as expressly set forth or referred to in this Agreement.

9.4.            Amendments and Waivers. This Agreement may not be amended except by written agreement among all the parties to this Agreement. No waiver of any provision of this Agreement will be valid unless it is in writing and signed by each party. No such waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9.5.            Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

9.6.            Assignment. No party hereto may assign any right, benefit or interest in this Agreement without the written consent of the other party hereto and any purported assignment without such consent shall be void and of no effect. Notwithstanding the foregoing, following the Maturity Date under the Note (as defined therein), provided that either (a) all amounts of principal and interest due thereunder have been fully repaid, or (b) those amounts due thereunder have been converted to common shares of Purchaser in accordance with the terms of the Note, Purchaser may assign its option to purchase the Montana Royalties under Section 1.4, and assign and delegate all of its rights and obligations under this Agreement associated with the Montana Royalties, subject to the terms and conditions of this Agreement pertaining thereto, to any third party without the consent of Seller.

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9.7.            Inurement. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

9.8.            Gender and Number. In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa, and words importing a gender include all genders.

9.9.            Headings. The headings used in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

9.10.        Currency. All dollar amounts in this Agreement are stated in currency of Canada.

9.11.        Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Colorado.

9.12.        Execution. This Agreement may be executed by the parties in one or more counterparts and by electronic delivery, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement as of the Effective Date.

SELLER: SOLITARIO ZINC CORP., a Colorado corporation By: /s/ Christopher Herald Christopher Herald, President and CEO	PURCHASER: SILVERSTREAM SEZC, a Cayman Island company By: /s/ Kyle Floyd Kyle Floyd, President and CEO

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Exhibit A

Properties included in Brazil Royalty

Direritos Minerários
Dec-17
PROCESS	STATUS	AREA (ha)	PHASE	LICENSE NUMBER	PUBLICATION DATE	RENEWAL DATE	EXPIRATION DATE	DISTRICT	STATE
800.002/18	IN PROGRESS	960	Application for exploration					MOMBAÇA, PEDRA BRANCA, TAUÁ	Ceará
800.373/13	IN PROGRESS	999	Exploration License	3749	4/19/2016	2/18/2019	4/19/2019	PEDRA BRANCA	Ceará
800.374/13	IN PROGRESS	580	Exploration License	3750	4/19/2016	2/18/2019	4/19/2019	PEDRA BRANCA	Ceará
800.375/13	IN PROGRESS	976	Exploration License	3751	4/19/2016	2/18/2019	4/19/2019	PEDRA BRANCA	Ceará
800.124/14	IN PROGRESS	2,000	Exploration License	4275	5/5/2016	3/1/2019	5/1/2019	BOA VIAGEM	Ceará
800.126/14	IN PROGRESS	2,000	Exploration License	4277	5/5/2016	3/1/2019	5/1/2019	TAUÁ	Ceará
800.128/14	IN PROGRESS	1,990	Exploration License	4279	5/5/2016	3/1/2019	5/1/2019	TAUÁ	Ceará
800.129/14	IN PROGRESS	2,000	Exploration License	4280	5/5/2016	3/1/2019	5/1/2019	TAUÁ	Ceará
800.133/14	IN PROGRESS	2,000	Exploration License	4284	5/5/2016	3/1/2019	5/1/2019	TAUÁ	Ceará
800.134/14	IN PROGRESS	2,000	Exploration License	4285	5/5/2016	3/1/2019	5/1/2019	TAUÁ	Ceará
800.137/14	IN PROGRESS	2,000	Exploration License	4286	5/5/2016	3/1/2019	5/1/2019	TAUÁ	Ceará
800.140/14	IN PROGRESS	1,569	Exploration License	4287	5/5/2016	3/1/2019	5/1/2019	MOMBAÇA	Ceará
800.235/14	IN PROGRESS	1,094	Exploration License	4288	5/5/2016	3/1/2019	5/1/2019	TAUÁ	Ceará
800.236/14	IN PROGRESS	1,196	Exploration License	4289	5/5/2016	3/1/2019	5/1/2019	TAUÁ	Ceará
800.410/14	IN PROGRESS	999	Exploration License	4299	5/5/2016	3/1/2019	5/1/2019	MOMBAÇA	Ceará
800.411/14	ALVO TRAPIA	1,000	Exploration License	4300	5/5/2016	3/1/2019	5/1/2019	MOMBAÇA	Ceará
800.412/14	IN PROGRESS	1,000	Exploration License	4301	5/5/2016	3/1/2019	5/1/2019	PEDRA BRANCA	Ceará
800.413/14	ALVO TRAPIA	1,000	Exploration License	4302	5/5/2016	3/1/2019	5/1/2019	MOMBAÇA	Ceará
800.414/14	ALVO TRAPIA	1,000	Exploration License	4303	5/5/2016	3/1/2019	5/1/2019	MOMBAÇA	Ceará
800.415/14	ALVO TRAPIA	1,000	Exploration License	4304	5/5/2016	3/1/2019	5/1/2019	MOMBAÇA	Ceará
800.515/14	IN PROGRESS	1,146	Exploration License	4306	5/5/2016	3/1/2019	5/1/2019	PEDRA BRANCA	Ceará
800.698/14	ALVO CEDRO	483	Exploration License	4309	5/5/2016	3/1/2019	5/1/2019	PEDRA BRANCA	Ceará
800.700/14	IN PROGRESS	1,000	Exploration License	4311	5/5/2016	3/1/2019	5/1/2019	PEDRA BRANCA	Ceará
800.701/14	IN PROGRESS	989	Exploration License	4312	5/5/2016	3/1/2019	5/1/2019	PEDRA BRANCA	Ceará
800.702/14	IN PROGRESS	993	Exploration License	4313	5/5/2016	3/1/2019	5/1/2019	PEDRA BRANCA	Ceará
800.703/14	IN PROGRESS	160	Exploration License	4314	5/5/2016	3/1/2019	5/1/2019	PEDRA BRANCA	Ceará
800.704/14	IN PROGRESS	423	Exploration License	4315	5/5/2016	3/1/2019	5/1/2019	PEDRA BRANCA	Ceará

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800.705/14	IN PROGRESS	1,000	Exploration License	4316	5/5/2016	3/1/2019	5/1/2019	PEDRA BRANCA	Ceará
800.706/14	IN PROGRESS	746	Exploration License	4317	5/5/2016	3/1/2019	5/1/2019	PEDRA BRANCA	Ceará
800.707/14	IN PROGRESS	1,000	Exploration License	4318	5/5/2016	3/1/2019	5/1/2019	PEDRA BRANCA	Ceará
800.710/14	IN PROGRESS	1,000	Exploration License	4321	5/5/2016	3/1/2019	5/1/2019	PEDRA BRANCA	Ceará
800.711/14	IN PROGRESS	1,000	Exploration License	4322	5/5/2016	3/1/2019	5/1/2019	PEDRA BRANCA	Ceará
800.712/14	IN PROGRESS	1,000	Exploration License	4323	5/5/2016	3/1/2019	5/1/2019	PEDRA BRANCA	Ceará
800.713/14	IN PROGRESS	1,000	Exploration License	4324	5/5/2016	3/1/2019	5/1/2019	PEDRA BRANCA	Ceará
800.714/14	IN PROGRESS	1,000	Exploration License	4325	5/5/2016	3/1/2019	5/1/2019	PEDRA BRANCA	Ceará
800.715/14	IN PROGRESS	1,000	Exploration License	4340	5/5/2016	3/1/2019	5/1/2019	PEDRA BRANCA	Ceará
800.716/14	IN PROGRESS	1,000	Exploration License	4341	5/5/2016	3/1/2019	5/1/2019	PEDRA BRANCA	Ceará
800.152/14	IN PROGRESS	1,000	Exploration License	9748	9/14/2016	6/15/2019	8/13/2019	MOMBAÇA	Ceará
800.159/14	IN PROGRESS	1,000	Exploration License	9749	9/14/2016	6/15/2019	8/13/2019	MOMBAÇA	Ceará
800.495/16	IN PROGRESS	1,000	Exploration License	1,524	3/2/2017	12/2/2019	2/2/2020	PEDRA BRANCA	Ceará
800.235/17	IN PROGRESS	49	Application for exploration					PEDRA BRANCA	Ceará
800.095/99	Pedido de SOBRESTAMENTO/ALVO ESBARRO	1,000	Final Report Presented	3,911	11/28/2013			PEDRA BRANCA	Ceará
800.096/99	Pedido de SOBRESTAMENTO/ALVO ESBARRO	1,000	Final Report Presented	2,558	10/25/2013			MOMBAÇA	Ceará
800.097/99	Pedido de SOBRESTAMENTO/ALVO CURIU	1,000	Final Report Presented	5,599	11/28/2013			PEDRA BRANCA	Ceará
800.138/14	PARCIAL ASSIGNMENT SUBIMITTED	1,159	License Extension Requested	8,910	9/26/2014			TAUÁ	Ceará

20

800.139/14	PARCIAL ASSIGNMENT SUBIMITTED	2,000	License Extension Requested	8,911	9/26/2014	MOMBAÇA	Ceará

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Nombre del lote:	Coyotes
Título número:	242245
Superficie:	108 hectáreas

Nombre del lote:	Coyotes
Título número:	242249
Superficie:	108 hectáreas

Nombre del lote:	Coyotes
Título número:	242253
Superficie:	18.4833 hectáreas

Página 8 de 12

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Exhibit C

Properties included in Montana Royalties

1.	Royalty Deed dated June 1, 2016, from Canyon Resources Corporation to Solitario Exploration & Royalty Corp.
County:	Lincoln

Township	Range	Section	Description	Acres
27 North	28 West	34	All	640.00

		35	All	640.00

23

2.	Royalty Deed dated June 1, 2016, from Canyon Resources Corporation to Solitario Exploration & Royalty Corp.
County:	Missoula

Township	Range	Section	Description	Acres
13 North	14 West	3	Lot 1	22.30
			Lot 2	22.10
			Lot 3	21.90
			Lot 4	41.70
			S1/2N1/2	160.00
			S1/2	320.00

		5	Lot 1	22.60
			Lot 7	34.80
			SE1/4NE1/4	40.00

13 North	14 West	11	N1/2	320.00
			S1/2S1/2	160.00

		12	S1/2SW1/4	80.00

		13	N1/2	320.00

		15	N1/2	320.00
			N1/2S1/2	160.00

		17	SE1/4SE1/4	40.00

		20	E1/2	320.00

		21	SW1/4NW1/4	40.00
			W1/2SW1/4	80.00

		28	NW1/4NW1/4	40.00

		29	NE1/4	160.00

12 North	16 West	14	S1/2NW1/4	80.00
			W1/2SE1/4	80.00
			SW1/4	160.00

		15	All	640.00

24

Township	Range	Section	Description	Acres

14 North	17 West	29	E1/2	320.00

		32	S1/2NW1/4	80.00
			SW1/4NE1/4	40.00
			SE1/4	160.00
			NE1/4SW1/4	40.00

3.	Royalty Deed dated June 1, 2016, from Canyon Resources Corporation to Solitario Exploration & Royalty Corp.
County:	Missoula

Township	Range	Section	Description	Acres
11 North	21 West	3	Lot 1	40.80
			Lot 2	40.80
			Lot 3	40.80
			Lot 4	40.80
			S1/2N1/2	160.00
			S1/2	320.00

25

4.	Royalty Deed dated June 1, 2016, from Canyon Resources Corporation to Solitario Exploration & Royalty Corp.
County:	Sanders

Township	Range	Section	Description	Acres
24 North	26 West	21	W1/2SW1/4	80.00
			SE1/4SW1/4	40.00
			SE1/4	160.00

24 North	27 West	19	Lot 1	31.78
			Lot 2	31.95
			Lot 3	32.11
			Lot 4	32.28
			E1/2W1/2	160.00
			E1/2	320.00

		29	N1/2SE1/4	80.00
			S1/2SW1/4	80.00

		31	Lot 1	32.75
			Lot 2	33.46
			Lot 3	34.16
			Lot 4	34.87
			E1/2W1/2	160.00
			E1/2	320.00

25 North	26 West	6 (Part in Flathead County)	Lot 1	39.65
			Lot 2	39.75

26

Township	Range	Section	Description	Acres
			Lot 2	36.84
			Lot 3	36.70
			Lot 4	36.57
			E1/2W1/2	160.00
			E1/2	320.00

		18	Lot 4	37.32
			NW1/4SE1/4	40.00

		19	Lot 1	37.37
			Lot 2	37.21
			Lot 3	37.07
			Lot 4	36.91
			E1/2W1/2	160.00
			E1/2	320.00

		31	Lot 1	36.95
			Lot 2	36.85
			Lot 3	36.75
			Lot 4	36.65
			E1/2W1/2	160.00
			E1/2	320.00

26 North	26 West	19 (Part in Flathead County)	Lot 1	37.66
			Lot 2	37.72
			Lot 3	37.80
			Lot 4	37.86
			E1/2W1/2	160.00
			S1/2NE1/4	80.00
			SE1/4	160.00

		31	Lot 1	38.05
			Lot 2	38.14
			Lot 3	38.24
			Lot 4	38.33
			E1/2W1/2	160.00
			E1/2	320.00

27

Township	Range	Section	Description	Acres

24 North	26 West	5	Lot 1	47.02
			Lot 2	46.58

			Lot 4	45.70
			S1/2	320.00

		7	Lot 1	35.91
			Lot 2	36.23
			Lot 3	36.53
			Lot 4	36.85
			E1/2W1/2	60.00
			E1/2	320.00

		9	W1/2NW1/4	80.00
			SW1/4	160.00

		17	All	640.00

		18	Lot 2	37.44
			S1/2NE1/4	80.00

		19	Lot 1	38.27
			Lot 2	38.47
			Lot 3	38.65
			Lot 4	38.85
			E1/2W1/2	160.00
			E1/2	320.00

		20	NW1/4SE1/4	40.00

24 North	26 West	29	All	640.00

		31	Lot 1	38.48
			Lot 2	38.36
			Lot 3	38.24
			Lot 4	38.12
			E1/2W1/2	160.00
			E1/2	320.00

		32	SE1/4	160.00

28

Township	Range	Section	Description	Acres

		33	NW1/4	160.00
			N1/2NE1/4	80.00

29

Exhibit D

5.0% CONVERTIBLE PROMISSORY NOTE

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (“THE ACT”), NOR UNDER APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

ISSUE DATE: [January 11], 2019

This 5.0% Convertible Promissory Note (the “Note”) is issued pursuant to that certain Purchase and Sale Agreement dated January 8, 2019 (the “PSA”) between Solitario Zinc Corp., a Colorado corporation (the “Holder”), and SilverStream SEZC, a Cayman Island company (the “Company”). Reference is made to the PSA for certain provisions specified therein, the definition of capitalized terms not otherwise defined herein, and for all other pertinent purposes.

1.       PROMISE TO PAY

1.1       Promise to Pay - FOR VALUE RECEIVED, the Company, promises to pay to the order of Holder, on the Maturity Date the principal amount of Cdn$350,000 (the “Principal Sum”). Simple interest at a rate of 5.0% per annum, based on a 365-day year and actual days lapsed, on the Principal Sum will be payable quarterly, in arrears, on the 15th of the month immediately following the end of each quarter, with the first payment commencing April 15th, 2019, for the partial quarter ended March 31, 2019.

1.2               Maturity Date - The Maturity Date of this Note is December 31, 2019. The Company shall pay any unpaid Principal Sum outstanding to the Holder in lawful Canadian funds on the Maturity Date, and any accrued but unpaid interest, at the address of the Holder provided in the PSA or such other address as the Holder designates by written notice to the Company at least one week prior to the Maturity Date.

1.3               Events of Default - The whole of the Principal Sum or the balance remaining unpaid, together with any accrued and unpaid interest may, at the option of the Holder, become immediately due and payable upon the occurrence of any of the following events (each being an “Event of Default”):

a)	the Company defaults in payment of the Principal Sum on the Maturity Date and the default continues for 30 days after written notice of the default to the Company by Holder.

b)	the Company defaults in payment of accrued interest for 90 days and the default continues for 60 days after written notice of the 90-day default.

c)	the Company makes an assignment for the benefit of creditors; a receiver or agent is appointed in respect of the Company under bankruptcy or insolvency legislation or by or on behalf of a secured creditor of the Company; or an application is made under the United States Bankruptcy Code or any successor or similar legislation.

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d)	the Company ceases to carry on its business or disposes of substantially all of its assets.

e)	the Company takes any corporate action or proceeding for its dissolution or liquidation.

f)	the Company attempts to, or successfully does, sell, assign, or otherwise transfer the Royalties unless such sale, assignment or transfer is the result of a reverse merger or similar transaction whereby the surviving entity remains obligated under this Note.

1.4               Remedies for an Event of Default - Upon the occurrence of an Event of Default, the Holder may: (i) proceed against the Company (or if the Company has been party to a reverse takeover or similar transaction, its parent company) for payment in cash of the Principal Sum outstanding and any accrued but unpaid interest; or (ii) the Company (or if the Company has been party to a reverse takeover or similar transaction, its parent company) will reconvey the Royalties purchased under the PSA.

2.       CONVERSION

2.1       Mandatory Conversion – The Principal Sum of this Note, together with any unpaid interest thereon, shall automatically convert into shares of the Company’s Common Stock at the Conversion Price (defined below) upon 10 days written notice (the “Conversion Date”) to the Holder (“Mandatory Conversion Notice”) in the event: (i) there exists on the date of the Mandatory Conversion Notice a public trading market for the Company Common Stock and such shares are listed for quotation on the CSE, TSX, TSX-V, or any similar stock exchange; and (ii) an aggregate of Cdn$5.0 million in funds has been received by the Company from a public offering, or in funds received by the Company prior to a public offering, or in funds available to the Company as a result of any reverse take-over transaction.

a)	Company Common Stock is defined as shares of the Company, or if the Company has been a party to a reverse takeover or similar transaction, its parent company, in either case where such shares are listed for quotation on the Canadian Stock Exchange, TSX-Venture Exchange, Toronto Stock Exchange, or any similar stock exchange.

b)	Conversion Price is defined as 85% of the average of the closing sales price of the Company’s Common Stock for 10 consecutive trading days immediately preceding the date of the Mandatory Conversion Notice.

2.2        Shares Issued Upon a Conversion. The shares of Company Common Stock issued upon a conversion will be recorded on the books and records of the issuer as of the Conversion Date in the name of the Holder, and will rank pari passu with the issued and fully paid shares of the Company Common Stock outstanding on the Conversion Date, and the Holder will accordingly be entitled to any dividends or other distributions declared, made or paid on or after such Conversion Date. If the number of shares to be issued to Holder on conversion of this Note is not a whole number, then the number of shares shall be rounded up to the nearest whole number.

2.3       Payment Obligation Ceases. The obligation of the Company to repay the Principal Sum of the Note and pay interest on the Note or any portion thereof, as applicable, shall cease on the Conversion Date.

2.4       Available Shares of Common Stock. The Company (or if the Company is party to a reverse takeover or similar type of transaction, its parent company) will, at all times, ensure that there are sufficient shares of Common Stock available for issuance upon conversion while this Note is outstanding.

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3.       GENERAL

3.1       Notice and Other Instruments - Any notice, demand or other communication required or permitted to be given to a party must be in writing and must be sent as set forth in the PSA.

3.2       Headings - Headings to the sections, paragraphs, subparagraphs and clauses of this Note have been inserted for convenience of reference only, and are not to affect its construction.

3.3       Governing Law - This Note and the rights, remedies, powers, covenants, duties and obligations of the parties will be construed in accordance with and governed by the laws of the Cayman Islands.

3.4       Severability - If any provision of this Note is or becomes invalid, illegal or unenforceable in any respect, that fact will not affect the validity, legality or enforceability of the remaining provisions of this Note or any valid, legal or enforceable parts of the impugned provision.

3.5       Binding on Successors – This Note will inure to the benefit of and be binding upon each of the parties and their respective heirs, executors, administrators, successors and permitted assigns.

3.6       Amendment and Waiver – This Note may not be amended, waived, discharged or terminated except by a document executed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

3.7        Compliance with Securities Laws. Holder acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note except in accordance with applicable law.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name as of the date first set forth above.

SILVERSTREAM SEZC

By:/s/ Kyle Floyd

Kyle Floyd, Chief Executive Officer

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Exhibit E

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of [January 11], 2019, by and among SilverStream SEZC, a Cayman Island company (“Purchaser”), Solitario Zinc Corp., a Colorado corporation (the “Seller”) and Burns, Figa & Will, P.C. (“Escrow Agent”).

RECITALS

WHEREAS, pursuant to the Purchase and Sale Agreement dated January 8, 2019 (“Purchase Agreement”) between Purchaser and Seller, the parties thereto have agreed to place certain funds (the “Escrow Funds”), a Promissory Note (the “Note”), and certain other documents described in Sections 5.3, 5.4 and 5.5 of the Purchase Agreement (the “Release Documents”), in an escrow account with the Escrow Agent.

WHEREAS, the Escrow Funds, the original executed Note and the Release Documents are to be delivered to the Escrow Agent upon the closing of the Purchase Agreement in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1
TERMS OF THE ESCROW

1.1.            The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the Escrow Funds, the Note, and the Release Documents.

1.2.            Purchaser will cause the Escrow Funds to be wired to the Escrow Agent at the closing of the Purchase Agreement into the following escrow account:

Colorado Business Bank

821 17th Street

Denver, Colorado 80202

ABA Routing Number: 102003206

Account Name: Burns, Figa & Will, P.C. COLTAF Trust Account

Account Number: 3532410

Purchaser will cause the Note and the Release Documents to be delivered to Escrow Agent by overnight carrier, signature required, at:

Burns, Figa & Will P.C.

Attn: Theresa M. Mehringer, Esq.

6400 S. Fiddlers Green Circle, Suite 1000

Greenwood Village, Colorado 80111

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1.3.            This Agreement begins on the date first set forth above and terminates on the date all Escrow Funds, the Note, and the Release Documents have been released by the Escrow Agent (the “Termination Date”).

1.4.            The Escrow Funds and the Note will be delivered to Seller as indicated by a joint written statement provided to the Escrow Agent and executed by Purchaser and Seller. The Release Documents will be delivered to the Purchaser as indicated by a joint written statement provided to the Escrow Agent and executed by Purchaser and Seller. All parties acknowledge that no interest will be paid on the Escrow Funds. Notwithstanding anything to the contrary set forth in this Agreement, and notwithstanding Escrow Agent’s role as counsel for Purchaser, Escrow Agent shall not release the Escrow Funds and the Note to Seller or release the Release Documents to Purchaser unless and until Escrow Agent received such joint written instructions.

ARTICLE II

MISCELLANEOUS

2.1               No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

2.2               All notices or other communications required or permitted hereunder shall be in writing, and shall be sent to the addresses set forth herein or in the Purchase Agreement.

2.3               This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

2.4               This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

2.5               Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same.

2.6               The parties hereto expressly agree that this Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of Colorado. Any action to enforce, arising out of, or relating in any way to, any provisions of this Agreement shall only be brought in a state or federal court sitting in Denver, Colorado.

2.7               The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by Purchaser, Seller and the Escrow Agent.

2.8               The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud and willful misconduct.

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2.9               The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. The Escrow Agent will provide each party with prompt notice of and a copy of each and all such warnings, orders, judgments, and decrees. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

2.10           The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Purchase Agreement or any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud and willful misconduct.

2.11           The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary or proper to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation.

2.12           The Escrow Agent has acted as legal counsel for Purchaser, and may continue to act as legal counsel for Purchaser from time to time, notwithstanding its duties as the Escrow Agent hereunder. By executing this Agreement, and having had the opportunity to discuss with independent counsel this Agreement and any potential conflicts of interest resulting from this Agreement, Purchaser and Seller waive any conflict of interest between Purchaser and the Escrow Agent in its capacity as counsel to the Purchaser. This Agreement constitutes a business transaction between Purchaser, Seller and the Escrow Agent. The Escrow Agent has advised Seller to obtain independent legal advice with respect hereto. The Escrow Agent further notes that it has certain rights, duties and protections under this Agreement that may not be consistent with its duties to Seller as counsel to Seller, and Seller understands and accepts such rights, duties and protections in accordance with the terms of this Agreement for the purposes hereof.

2.13           The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to Purchaser and Seller. In the event of any such resignation, Purchaser and Seller shall appoint a successor escrow agent and the Escrow Agent shall deliver to such successor escrow agent any Escrow Funds, the Note, and the Release Documents held by the Escrow Agent.

2.14           If the Escrow Agent reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

2.15           It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Escrow Funds, the Note or the Release Documents held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said Escrow Funds, the Note, and the Release Documents until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Funds, the Note, and the Release Documents held by the Escrow Agent hereunder to a state court having competent subject matter jurisdiction and located in the Denver, Colorado metropolitan area, in accordance with the applicable procedure therefore.

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2.16           Each of Purchaser and Seller, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of date first written above.

SILVERSSTREAM SEZC                                            SOLITARIO ZINC CORP.

By: /s/ Kyle Floyd                                                        By:/s/ Christopher Herald

Kyle Floyd, President & CEO                                      Christopher Herald, President & CEO

BURNS, FIGA & WILL P.C.

By:/s/ Theresa M. Mehringer

Theresa M. Mehringer, Treasurer